Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in the Sempra Energy Registration Statement No. 333-220257 on Form S-3 and Nos. 333-231389, 333-200828, 333-188526, 333-182225, 333-56161, 333-50806, 333-49732, 333-121073, 333-151184, 333-155191, and 333-129774 on Form S-8 of our report dated February 27, 2020, relating to the consolidated financial statements of Oncor Electric Delivery Holdings Company LLC and its subsidiaries, appearing in this Annual Report on Form 10-K of Sempra Energy for the year ended December 31, 2019.

 /s/ DELOITTE & TOUCHE LLP
Dallas, Texas
February 27, 2020